                                                                   Exhibit 23.4
                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

To Sun International Hotels Limited:

As independent public accountants, we hereby consent to the use of (1) our report on the Company's financial statements dated February 21, 1997 included in this registration statement (2) our report on the Company's financial statements dated January 31, 1996 incorporated by reference in this registration statement (3) our report on the balance sheet as of September 28, 1995 of the Mohegan Tribal Gaming Authority dated December 15, 1995 incorporated by reference in this registration statement and (4) to all references to our Firm included in this registration statement.



                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 20, 1997